UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2004

UNITED DOMINION REALTY TRUST, INC.

(Exact name of Registrant as specified in charter)

Maryland	1-10524	54-0857512

(State or Other	(Commission File No.)	(IRS Employer Identification
Jurisdiction of		No.)
Incorporation)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129

(Address of principal executive offices) (zip code)

(720) 283-6120

(Registrant’s telephone number, including area code)

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits..
SIGNATURES
EXHIBIT INDEX
Distribution Agreement
Form of Fixed Rate Note
Form of Floating Rate Note
Supplemental Indenture
Validity Opinion of Morrison & Foerster LLP
Tax Opinion of Morrison & Foerster LLP

Item 5. Other Events.

     On June 17, 2004, United Dominion Realty Trust, Inc. (the “Company”) entered into a Distribution Agreement with J.P. Morgan Securities Inc., Banc of America Securities LLC, Goldman, Sachs & Co., McDonald Investments Inc., Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC (collectively, the “Agents”) with respect to the issue and sale by the Company of its Medium-Term Notes Due Nine Months or More From Date of Issue (the “Notes”). The Notes are to be issued pursuant to an Indenture, dated November 1, 1995, as amended, supplemented or modified from time to time, between the Company and Wachovia Bank, National Association (formerly First Union National Bank of Virginia), as trustee. As of the date of the Distribution Agreement, the Company has authorized the issuance and sale of up to $750,000,000 aggregate initial offering price of Notes to or through the Agents pursuant to the terms of the Distribution Agreement. The Distribution Agreement dated June 17, 2004, is attached hereto and incorporated herein by reference as Exhibit 1.01. The form of Fixed Rate Note is attached hereto and incorporated herein by reference as Exhibit 4.01. The form of Floating Rate Note is attached hereto and incorporated herein by reference as Exhibit 4.02.

     Morrison & Foerster LLP, as counsel to the Company, has issued its validity opinion, which opinion is attached hereto and incorporated herein by reference as Exhibit 5.01. Morrison & Foerster LLP has also issued its opinion with respect to certain U.S. federal income tax matters, which opinion is attached hereto and incorporated herein by reference as Exhibit 8.01.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits..

     (c) Exhibits

Exhibit No.	Description
1.01	Distribution Agreement dated June 17, 2004.

4.01	Form of Fixed Rate Note.

4.02	Form of Floating Rate Note.

4.03	Supplemental Indenture to Indenture between the Company and Wachovia Bank, National Association (formerly First Union National Bank of Virginia).

5.01	Validity Opinion of Morrison & Foerster LLP.

8.01	Tax Opinion of Morrison & Foerster LLP.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DOMINION REALTY TRUST, INC.
By:	/s/ Christopher D. Genry
Christopher D. Genry
Executive Vice President and Chief Financial Officer

Date: June 17, 2004

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EXHIBIT INDEX

Exhibit	Description
1.01	Distribution Agreement dated June 17, 2004.

4.01	Form of Fixed Rate Note.

4.02	Form of Floating Rate Note.

4.03	Supplemental Indenture to Indenture between the Company and Wachovia Bank, National Association (formerly First Union National Bank of Virginia).

5.01	Validity Opinion of Morrison & Foerster LLP.

8.01	Tax Opinion of Morrison & Foerster LLP.